Exhibit 24
Power of Attorney
     KNOW ALL BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints Paul B. Dykstra and Ellen M. Ingersoll, and each of them severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report of Viad Corp for the fiscal year ended December 31, 2006, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed on this 22nd day of February, 2007, by the following persons:

/s/ Wayne G. Allcott	/s/ Jess Hay

Wayne G. Allcott	Jess Hay
Director of Viad Corp	Director of Viad Corp

/s/ Daniel Boggan Jr.	/s/ Judith K. Hofer

Daniel Boggan Jr.	Judith K. Hofer
Director of Viad Corp	Director of Viad Corp

/s/ Robert H. Bohannon	/s/ Robert E. Munzenrider

Robert H. Bohannon	Robert E. Munzenrider
Director of Viad Corp	Director of Viad Corp

/s/ Isabella Cunningham	/s/ Albert M. Teplin

Isabella Cunningham	Albert M. Teplin
Director of Viad Corp	Director of Viad Corp